UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)	75261 (Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     As of June 30, 2005, Amendment Number One (the “Amendment”) to the Kitty Hawk, Inc. (the “Company”) 2003 Long Term Equity Incentive Plan (the “Plan”) become effective. On May 24, 2004, the Board of Directors of the Company adopted the Amendment, subject to approval by the stockholders of the Company, effective as of June 30, 2005. On July 13, 2004, at the Company’s 2004 Annual Meeting of Stockholders, the Company’s stockholders approved the Amendment. The following description of the terms of the Amendment is qualified in its entirety by the actual text of the Amendment, which is filed as Exhibit 10.1 attached hereto and which is incorporated herein for all purposes.

     The Amendment increases the number of shares of common stock authorized for issuance under the Plan by 500,000 shares to 7,000,000 shares.

     All other terms and conditions of the Plan remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
No.	Description
10.1	Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan, effective as of June 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
By:	/s/ Steven E. Markoff
	Name:	Steven E. Markhoff
	Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

Date: July 7, 2005